Rowan Reports Third Quarter 2013 Results

HOUSTON, Nov. 5, 2013 /PRNewswire/ -- For the three months ended September 30, 2013, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) generated net income from continuing operations of $51.9 million, or $0.42 per share, compared to $26.4 million, or $0.21 per share in the third quarter of 2012. The prior-year quarter included $28.1 million of non-recurring or unusual items, or $0.18 per share after tax.

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Rowan's revenues were $382.8 million in the third quarter of 2013, up 8% over the prior-year quarter due primarily to higher average day rates and higher utilization. The operating results for the third quarter of 2013 were significantly impacted by out-of-service time and incremental repair costs due to leg damage sustained on the Gorilla VII as it was moving locations in July.

Matt Ralls, Chief Executive Officer, commented, "Except for the negative impact of the leg damage to the Gorilla VII, we were very pleased with our performance for the quarter. We are encouraged by the continuing strength of the high-spec jack-up markets and expect a number of our rigs that have contracts expiring over the next year to roll to higher day rates. We are also excited about the delivery of our first of four ultra-deepwater drillships at the end of the year, and look forward to our second drillship delivery mid-2014. Both rigs are expected to go on contract approximately 90 days after delivery."

Rowan will conduct its earnings conference call on Tuesday, November 5, 2013, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 869-3847, or internationally (201) 689-8261. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowancompanies.com. You should connect to our website at least 15 minutes prior to the conference call to register, and download any necessary software.

Rowan Companies plc is a major provider of international and domestic contract drilling services with a leading position in high-specification jack-up rigs. The Company's fleet of 30 jack-up rigs is located worldwide, including the Middle East, the North Sea, Trinidad, Egypt, Southeast Asia and the Gulf of Mexico. Rowan will enter the ultra-deepwater market with four high-specification drillships expected to be delivered starting in late 2013. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC". For more information on the Company, please visit www.rowancompanies.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	September 30,	DECEMBER 31,
	2013	2012

ASSETS

Cash and cash equivalents	$ 1,008.9	$ 1,024.0
Accounts receivable	496.3	423.8
Other current assets	74.1	81.8
Assets of discontinued operations	23.7	23.0
Total current assets	1,603.0	1,552.6
Property, plant and equipment - net	6,297.8	6,071.7
Other assets	63.4	75.2
TOTAL	$ 7,964.2	$ 7,699.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 95.6	$ 83.0
Other current liabilities	163.6	189.8
Liabilities of discontinued operations	20.1	21.3
Total current liabilities	279.3	294.1
Long-term debt	2,008.9	2,009.6
Other liabilities	908.4	864.1
Stockholders' equity	4,767.6	4,531.7
TOTAL	$ 7,964.2	$ 7,699.5

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2013	2012	2013	2012

REVENUES	$ 382.8	$ 353.9	$ 1,185.9	$ 1,038.4

COSTS AND EXPENSES:
Operations	211.8	188.2	637.3	558.4
Depreciation and amortization	69.3	63.0	200.4	183.3
Selling, general and administrative	33.3	25.8	96.0	73.9
(Gain)/loss on disposals of property and equipment	(0.1)	(0.6)	(19.0)	(2.6)
Material charges and other expenses	-	18.2	-	30.9
Total	314.3	294.6	914.7	843.9
INCOME FROM OPERATIONS	68.5	59.3	271.2	194.5
Net interest and other income	(17.1)	(24.4)	(53.8)	(58.9)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	51.4	34.9	217.4	135.6
Provision for income taxes	(0.5)	8.5	14.5	2.9
NET INCOME FROM CONTINUING OPERATIONS	51.9	26.4	202.9	132.7
Discontinued operations, net of tax	-	1.2		(6.2)
NET INCOME	$ 51.9	$ 27.6	$ 202.9	$ 126.5

PER SHARE AMOUNTS:
Income from continuing operations	$ 0.42	$ 0.21	$ 1.63	$ 1.07
Discontinued operations, net of tax	$ -	$ 0.01	$ -	$ (0.05)
Net income	$ 0.42	$ 0.22	$ 1.63	$ 1.02

AVERAGE DILUTED SHARES	124.6	124.0	124.4	123.8

ROWAN COMPANIES plc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	NINE MONTHS
	ENDED SEPTEMBER 30
	2013	2012
CASH PROVIDED BY (USED IN):
Operations:
Net income	$ 202.9	$ 126.5
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	200.4	183.3
Deferred income taxes	(9.9)	(5.1)
Gain on disposals of assets	(19.0)	(2.7)
Other - net	28.8	6.7
Net changes in current assets and liabilities	(60.8)	(129.1)
Net changes in other noncurrent assets and liabilities	49.6	9.9
Net cash provided by operations	392.0	189.5

Investing activities:
Property, plant and equipment additions	(455.1)	(566.1)
Proceeds from disposals of property, plant and equipment	42.3	10.6
Net cash used in investing activities	(412.8)	(555.5)

Financing activities:
Proceeds from borrowings	-	492.6
Repayments of borrowings	-	(238.5)
Proceeds from equity compensation plans and other	5.7	1.3
Net cash provided by (used in) financing activities	5.7	255.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15.1)	(110.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,024.0	438.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 1,008.9	$ 328.3

ROWAN COMPANIES plc
SUPPLEMENTAL OPERATING INFORMATION
Unaudited

	THREE MONTHS ENDED
	September 30,	June 30,	September 30,
	2013	2013	2012

RIG DAYS:
Operating	2,205	2,313	2,130
Out of service (shipyard/transit/inspections/other)	354	217	401
Operational downtime (off rate during rig operations)	17	18	45
Cold stacked	184	248	276

Total available	2,760	2,796	2,852

Utilization	80%	83%	75%
Utilization (excluding cold-stacked rigs)	86%	91%	83%

AVERAGE DAY RATES (in thousands):
North Sea	$ 281.1	$ 256.8	$ 250.2
Middle East	137.2	137.7	129.3
Gulf of Mexico	140.2	137.1	120.4
All rigs	169.2	172.8	161.5

OPERATIONS COSTS AND EXPENSES (in millions):
Personnel (a)	$ 129.0	$ 138.3	$ 112.8
Repairs and maintenance	45.9	35.3	34.5
Insurance	8.0	8.3	8.6
Rig moves	4.4	8.0	6.3
All other	14.9	17.2	16.2
Subtotal (excluding rebillables)	$ 202.2	$ 207.1	$ 178.4
Rebillables (equally offset with rebillable revenue)	9.6	8.9	9.8

Total	$ 211.8	$ 216.0	$ 188.2

(a) Includes labor, fringes, training, travel and catering costs.

CONTACT: Suzanne M. Spera, Director, Investor Relations, (713) 960-7517, sspera@rowancompanies.com